Exhibit 10.57

CONFIRMATION OF GUARANTIES

This CONFIRMATION OF GUARANTIES (“Agreement”) is entered into by and between G. TROY MEIER, ANNETTE MEIER, the GILBERT TROY MEIER TRUST, and the ANNETTE DEUEL MEIER TRUST (collectively, the “Guarantors”), and SUPERIOR DRILLING PRODUCTS, INC. (“Company”).

BACKGROUND

A.                 The Company is purchasing the Second Amended and Restated Promissory Note of TRONCO ENERGY CORPORATION (“Tronco”) in favor of ACF PROPERTY MANAGEMENT, INC. (“Original Lender”), dated effective as of January 1, 2014 (“Tronco Loan”) from the Original Lender (“Loan Purchase”).

B.                 The collateral for the Tronco Loan includes a Guaranty Agreement from each of the Guarantors, each dated June 15, 2009 (the “Guaranties”).

C.                 This Agreement is being entered into by the Guarantors to ratify, confirm and agree that the Guaranties will continue to be binding upon them, and fully enforceable by the Company, after the Loan Purchase.

D.                 In connection with the Loan Purchase, the Guarantors desire to ratify and confirm the legal, valid and binding effects of the Guaranties, in accordance with the terms of this Agreement, effective as of the date that the Company purchases the Tronco Loan from the Original Lender (the “Effective Date”).

AGREEMENT

1.                  Confirmation. The Guarantors hereby jointly and severally ratify and confirm that (a) the Guaranties are, and after the Loan Purchase will remain, in full force and effect until the Tronco Loan has been paid in full, (b) they are liable under the Guaranties and this Agreement in accordance with their terms, and (c) they have no defenses or offsets to the obligations under the Guaranties or this Agreement.

2.                  Agreement to be Bound. The Guarantors hereby jointly and severally agree to be bound by the any decision made by the independent members of the Company’s Board of Directors with respect to any enforcement of the Guaranties by the Company upon a default under any of the Guaranties, after written notice and at least 30 days in which to cure such default (an “Independent Board Decision”). In addition, Troy Meier and Annette Meier (together, the “Meiers”) agree that they will not use their control of Meier Management Company, LLC, and Meier Family Holding Company, LLC, the Company’s controlling shareholders, to cause those entities to vote their shares in the Company (a) to over-rule or change any Independent Board Decision, or (b) to replace the independent members of the Company’s Board of Directors for the purpose of over-ruling or change any Independent Board Decision.

2.                  No Implied Modification or Waiver. Except as specifically agreed to in this Agreement, nothing contained Loan Purchase documents or in this Agreement will be construed as modifying, releasing, altering or affecting the Guaranties, or the rights, benefits, duties or obligations of the Guarantors under the Guaranties.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Confirmation of Guaranties effective as of the Effective Date.

GUARANTORS:

/s/ G. Troy Meier
G. TROY MEIER

/s/ Annette Deuel Meier
ANNETTE DEUEL MEIER

GILBERT TROY MEIER TRUST

By:	/s/ G. Troy Meier
Gilbert Troy Meier, Trustee

ANNETTE DEUEL MEIER TRUST

By:	/s/ Annette Deuel Meier
Annette Deuel Meier, Trustee

ACCEPTED:

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Christopher Cashion
Christopher Cashion
Chief Financial Officer

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